EXHIBIT 99.4


                        CONCURRENT COMPUTER CORPORATION


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2005 and the unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2005 and year ended June 30, 2005, reflect the pro forma consolidation of the historical financial statements of Concurrent Computer Corporation ("Concurrent") and of Everstream Holdings, Inc. ("Everstream"), after adjusting for the effect of the acquisition using the purchase method of accounting. The pro forma acquisition adjustments appearing in the unaudited pro forma condensed combined balance sheet have been computed as if the acquisition occurred on September 30, 2005, and the pro forma acquisition adjustments appearing in the unaudited pro forma condensed combined statements of operations have been computed as if the acquisition occurred on July 1, 2004, including a full year of operations of Everstream. Concurrent's most recent fiscal year end was June 30, 2005 and Everstream's most recent fiscal year end was December 31, 2004. To provide pro forma combined statements of operations for the twelve months ended June 30, 2005, Everstream's statement of operations for the year ended December 31, 2004 was updated by adding the subsequent six month interim period ending June 30, 2005 and deducting the comparable preceding year's interim period.

The unaudited pro forma condensed combined financial information herein is intended to reflect the acquisition of Everstream and is intended to provide information regarding how Concurrent's financial position and results of operation might have looked if the acquisition had occurred as of the dates indicated. The unaudited pro forma condensed combined information is derived from the historical financial statements of Concurrent and Everstream for the periods presented and may not be indicative of the actual results that may occur in the future. Moreover, the unaudited pro forma condensed combined information does not reflect all of the changes that may result from the acquisition, including, but not limited to transition, integration and restructuring costs that may arise from this transaction; benefits or costs from anticipated synergies; benefits or costs from Concurrent's ability to retain qualified employees and existing business alliances; benefits or costs from Concurrent's ability to maintain satisfactory relationships with employees; and anticipated ongoing customer demand for Everstream products. The pro forma adjustments to the balance sheet and statement of operations represent Concurrent's best estimates based on information available at the time the pro forma information was prepared and may differ from the adjustments that may actually be required. Accordingly, the unaudited pro forma condensed combined financial information should not be relied upon as being indicative of the historical results that would have been realized had the acquisition occurred as of the dates indicated or that may be achieved in the future.

The unaudited pro forma condensed combined financial data has been prepared giving effect to Concurrent's acquisition of Everstream, which will be accounted for in accordance with SFAS No. 141, "Business Combinations." The total purchase price will be allocated to the net assets of Everstream based upon estimates of fair value. This unaudited pro forma condensed combined balance sheet reflects a purchase price allocation based on preliminary estimates of the fair values of certain assets and liabilities. The fair values of certain of these assets and liabilities are based on information provided by Everstream, which has not been finalized as of the date of this Form 8-K/A. In addition, the fair values reported herein for property and equipment and other intangible assets are estimates based on preliminary third party valuations. These fair values are subject to change until these third party valuations have been finalized. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein. A final valuation is in process and is expected to be completed by June 30, 2006.

The unaudited pro forma condensed combined statement of operations is not necessarily indicative of the operating results that would have occurred had the acquisition occurred on July 1, 2004, nor is it necessarily indicative of the future operating results of Concurrent. The following unaudited pro forma condensed combined financial information has been prepared by Concurrent and should be read in conjunction with Concurrent's historical consolidated financial statements, which have been previously filed in the Company's Annual Report on Form 10-K for the year ended June 30, 2005 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and the historical consolidated financial statements of Everstream, including the notes thereto, which are included in Exhibit 99.2 of this Form 8-K/A.

                                           CONCURRENT COMPUTER CORPORATION
                                UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                             AS OF SEPTEMBER 30, 2005
                                                   (IN THOUSANDS)


                                                                          Acquisition              Pro Forma
                                               Concurrent   Everstream    Adjustments    Notes     Combined
                                              ---------------------------------------------------------------
ASSETS:
Cash and cash equivalents                     $    17,435   $     1,361  $          -             $   18,796
Accounts receivable, net                           14,422           589             -                 15,011
Inventories, net                                    5,436             -             -                  5,436
Prepaid expenses and other current assets           2,176            55             -                  2,231
                                              ---------------------------------------             -----------

Total current assets                               39,469         2,005             -                 41,474

Property, plant and equipment, net                  7,471           123             -                  7,594
Purchased developed computer software, net            776           927          (927)       (2)         776
Goodwill                                           10,744             -         4,940        (4)      15,684
Other intangible assets, net                            -            33         8,767        (2)       8,800
Investment in minority owned company                  140             -          (140)       (1)           -
Other long-term assets, net                         1,193             -             -                  1,193
                                              ---------------------------------------             -----------

TOTAL ASSETS                                  $    59,793   $     3,088  $     12,640             $   75,521
                                              =======================================             ===========

LIABILITIES AND STOCKHOLDER'S EQUITY:
Accounts payable and accrued expenses         $    10,501   $       464  $        709        (1)  $   11,674
Notes payable to bank, current portion                973             -             -                    973
Deferred revenue                                    6,593           179             -                  6,772
                                              ---------------------------------------             -----------

Total current liabilities                          18,067           643           709                 19,419

Long-term deferred revenue                          2,059             -             -                  2,059
Notes payable to bank, less current portion         1,333             -             -                  1,333
Other long-term liabilities                         2,038             -             -                  2,038
                                              ---------------------------------------             -----------

Total liabilities                                  23,497           643           709                 24,849
                                              ---------------------------------------             -----------

Stockholders' equity:
Common stock                                          628             -            84        (1)         712
Total Everstream invested equity                        -         2,445        (2,445)  (3), (4)           -
Capital in excess of par value                    174,370             -        14,292        (1)     188,662
Retained earnings (deficit)                      (138,638)            -             -               (138,638)
Accumulated other comprehensive loss                  (64)            -             -                    (64)
                                              ---------------------------------------             -----------

Total stockholders' equity                         36,296         2,445        11,931                 50,672
                                              ---------------------------------------             -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $    59,793   $     3,088  $     12,640             $   75,521
                                              =======================================             ===========

   See notes to unaudited pro forma condensed combined financial information.

                                       CONCURRENT COMPUTER CORPORATION
                       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           ACQUISITION            COMBINED
                                               CONCURRENT    EVERSTREAM    ADJUSTMENTS   NOTES    PRO FORMA
                                              ------------  ------------  -------------  ------  -----------
Revenues:
  Product                                     $    10,943   $       630   $          -           $   11,573
  Service                                           5,264           216              -                5,480
                                              ------------  ------------  -------------          -----------
    Total revenues                                 16,207           846              -               17,053
                                              ------------  ------------  -------------          -----------

Cost of sales:
  Product                                           5,368           123              -                5,491
  Service                                           2,745            80              -                2,825
                                              ------------  ------------  -------------          -----------
    Total cost of sales                             8,113           203              -                8,316
                                              ------------  ------------  -------------          -----------

Gross margin                                        8,094           643              -                8,737

Operating expenses:
  Sales & marketing                                 4,128           108              -                4,236
  Research & development                            4,338            69              -                4,407
  General & administrative                          2,523         1,218            224      (5)       3,965
                                              ------------  ------------  -------------          -----------
    Total operating expenses                       10,989         1,395            224               12,608
                                              ------------  ------------  -------------          -----------

Operating loss                                     (2,895)         (752)          (224)              (3,871)

Other income (expense)                                759            13              -                  772
                                              ------------  ------------  -------------          -----------

Loss before income taxes                           (2,136)         (739)          (224)              (3,099)

Provision for income taxes                             47             -              -                   47
                                              ------------  ------------  -------------          -----------

Net loss                                      $    (2,183)  $      (739)  $       (224)          $   (3,146)
                                              ============  ============  =============          ===========

Basic net loss per share                      $     (0.03)                                       $    (0.04)
                                              ============                                       ===========

Diluted net loss per share                    $     (0.03)
                                              ============

Basic weighted average shares outstanding          62,770                        8,457      (6)      71,227
                                              ============                =============          ===========

Diluted weighted average shares outstanding        62,770                        8,457      (6)      71,227
                                              ============                =============          ===========

   See notes to unaudited pro forma condensed combined financial information.

                                      CONCURRENT COMPUTER CORPORATION
                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                      FOR THE YEAR ENDED JUNE 30, 2005
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          ACQUISITION            PRO FORMA
                                              CONCURRENT    EVERSTREAM    ADJUSTMENTS   NOTES    COMBINED
                                             ------------  ------------  -------------  ------  -----------
Revenues:
  Product                                    $    57,070   $     4,759   $          -           $   61,829
  Service                                         21,615           373              -               21,988
                                             ------------  ------------  -------------          -----------
    Total revenues                                78,685         5,132              -               83,817
                                             ------------  ------------  -------------          -----------

Cost of sales:
  Product                                         27,053           531              -               27,584
  Service                                         12,856           189              -               13,045
                                             ------------  ------------  -------------          -----------
    Total cost of sales                           39,909           720              -               40,629
                                             ------------  ------------  -------------          -----------

Gross margin                                      38,776         4,412              -               43,188

  Operating expenses:
  Sales and marketing                             17,785           356              -               18,141
  Research and development                        18,748           225              -               18,973
  General and administrative                       9,717         1,736            898      (5)      12,351
  Restructuring charge                               (17)            -              -                  (17)
                                             ------------  ------------  -------------          -----------
    Total operating expenses                      46,233         2,317            898               49,448
                                             ------------  ------------  -------------          -----------

Operating loss                                    (7,457)        2,095           (898)              (6,260)

Recovery (loss) of minority investment              (313)            -              -                 (313)


Other expense                                       (231)          (32)             -                 (263)
                                             ------------  ------------  -------------          -----------

Loss before income taxes                          (8,001)        2,063           (898)              (6,836)

Benefit for income taxes                            (272)            -              -                 (272)
                                             ------------  ------------  -------------          -----------

Net loss                                     $    (7,729)  $     2,063   $       (898)          $   (6,564)
                                             ============  ============  =============          ===========

Basic net loss per share                     $     (0.12)                                       $    (0.09)
                                             ============                                       ===========

Diluted net loss per share                   $     (0.12)                                       $    (0.09)
                                             ============                                       ===========

Basic weighted average shares outstanding         62,737                        8,457      (6)      71,194
                                             ============                =============          ===========

Diluted weighted average shares outstanding       62,737                        8,457      (6)      71,194
                                             ============                =============          ===========

   See notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
AS OF SEPTEMBER 30, 2005, AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND TWELVE MONTHS ENDED JUNE 30, 2005 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE
DATA)

1.   Basis of Presentation and Acquisition Information

     On October 11, 2005, Concurrent Computer Corporation ("Concurrent" or the "Company") completed the acquisition of the business of Everstream Holdings, Inc. ("Everstream"), a privately held company headquartered in Solon, Ohio. Under the terms of the merger agreement, consideration of the acquisition consisted of 8,456,777 shares of Concurrent stock (total par value of $84,568) equal to $14,376,431 for the Everstream stock it did not already own (Concurrent's existing Everstream stock was valued in the transaction at $500,000), determined by dividing $14.375 million by $1.70, the average trading price of Concurrent stock for the 30 calendar days ending on October 8, 2005, the third calendar day prior to closing, and the assumption of certain liabilities. Concurrent previously acquired a 4.9% ownership interest in Everstream when, in April 2002, Concurrent invested cash of $500,000 and incurred $53,000 in acquisition costs in exchange for 480,770 shares of Series C Preferred stock. Concurrent's carrying value of this investment as of the acquisition date was $140,000.

     The unaudited pro forma condensed consolidated financial information gives effect to Concurrent's acquisition of Everstream in a business combination accounted for under the purchase method of accounting. Except as discussed in the notes below, there are no pro forma adjustments to other asset or liability groups, and the book values approximate fair market values. Identifiable intangible assets with finite useful lives are amortized over their estimated useful lives under the purchase method of accounting. Identifiable intangible assets with indefinite lives are not amortized, but instead shall be tested for impairment at least annually. If the carrying amount of either a finite- or indefinite-lived intangible asset is subsequently determined to exceed its fair value, an impairment loss shall be recognized in an amount equal to that excess.

     The unaudited pro forma condensed consolidated balance sheet assumes the acquisition occurred on September 30, 2005 and the unaudited pro forma condensed consolidated statements of operations assume the acquisition occurred on July 1, 2004.

     The pro forma estimate of the total purchase price paid by Concurrent in connection with the acquisition of Everstream is as follows:

          Estimated fair value of Concurrent stock issued to Everstream (a)  $14,376
          Estimated direct costs of acquisition (b)                              709
                                                                             -------

          ESTIMATED PURCHASE PRICE                                           $15,085
                                                                             =======

--------------------------------------------------------------------------------

     (a) The estimated fair value of the 8,456,777 shares of Concurrent common stock, par value $0.01 per share, issued to Everstream was $1.70 per share, which is the average of the closing prices of one share of Concurrent's common stock on the Nasdaq National Market over the 30 calendar day period ending on the third calendar day before the Closing Date, which was October 11, 2005.

     (b) The estimated direct costs of acquisition are primarily related to third party advisory, legal and accounting costs paid by Concurrent in conjunction with the acquisition of Everstream.

     The unaudited pro forma condensed consolidated statements of operations exclude certain one-time, nonrecurring charges resulting directly from the transactions since they are not expected to impact ongoing operations subsequent to the first twelve months following the date of acquisition.

2. Reflects the adjustment of other identifiable intangible assets at estimated fair value. The estimated fair values reflected below were determined based on a preliminary third party appraisal. These fair values have not been finalized by the third party appraiser and are therefore unaudited and subject to further adjustment, which could materially affect the estimates of amortization reflected in the pro forma financial statements included herein. Developed software recorded at historical cost by Everstream in the amount of $927,000 is being removed in the following calculation because this asset has been fair valued and added back as "developed technologies" in the amount of $5,800,000. The following amounts are in thousands:

                                                                             ESTIMATED FAIR    ESTIMATED
                                                                                 VALUE        USEFUL LIFE
                                                                            ----------------  ------------
                                                                                                (YEARS)
          Identifiable intangible assets:
          Developed Technologies                                            $         5,800     8 years
          Customer Base                                                               1,900     11 years
          Trademarks                                                                  1,100     Indefinite
                                                                            ----------------

          Total other identifiable intangible assets of
            Everstream, at estimated fair value                             $         8,800

          Developed software, net                                           $          (927)
          Identifiable intangible assets of Everstream, at historical cost              (33)
                                                                            ----------------

          Pro forma adjustment, net                                         $         7,840
                                                                            ================

3.   Reflects elimination of the Everstream invested equity accounts.

4. Reflects the excess of acquisition cost over the estimated fair value of net assets acquired. Estimated fair values have not been finalized by the third party appraiser and the final fair values may differ materially from the pro forma amounts presented herein. The purchase price and purchase allocation are summarized as follows:

          Total estimated purchase price (See Note 1)                                             $15,085
                                                                                                  -------

          Allocated to:
          Historical book values of Everstream assets and liabilities                               2,445

          Fair Value adjustments:
          Other intangible assets                                                                   7,840
                                                                                                  -------

          Total allocations                                                                        10,285
                                                                                                  -------

          Carrying value of previous investment in Everstream (See Note 1)                            140

          Excess purchase price over allocation to identifiable tangible assets and liabilities   $ 4,940
                                                                                                  =======

5. Reflects the estimated amortization expense during the periods presented herein associated with amortizable intangible assets, which have been identified and recorded at fair value and amortized over their expected useful lives, based on a preliminary third party appraisal. Estimated useful lives used to calculate pro forma amortization expense are disclosed in Note 3.

6. Weighted average shares outstanding for basic and diluted net loss per share have been adjusted to reflect the pro forma issuance of 8,456,777 shares to Everstream as part of the purchase price. Diluted net loss is the same as basic net loss, as the common share equivalents are anti-dilutive.